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(CAMCO FINANCIAL CORPORATION LOGO)

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6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax:   740-432-2021


                                   EXHIBIT 99

                 BAYLOR TO PRESENT AT ACB CONFERENCE IN NEW YORK

CAMBRIDGE, OH - Camco Financial Corporation [NASDAQ symbol - "CAFI"] Richard C. Baylor, President/CEO of Camco Financial Corporation and Advantage Bank will make a presentation at the America's Community Bankers Community Bank Investor Conference in New York on May 19 at 9:00 a.m. eastern time.

The one-day conference has an audience of institutional investors, high net worth investors and analysts. Camco is one of 20 community banks presenting. The conference will feature a live web cast on the ACB website. Please log on to www.americascommunitybankers.com at the time of Camco's presentation and click on the Conference icon to view the presentation live. The presentation slides will be made available on the "Press Releases" page of the company's website at www.camcofinancial.com.

"Camco welcomes this opportunity and would expect to take advantage of other such opportunities in the future as Camco continues to grow and attract a broader investor base" noted Baylor.

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio with assets in excess of $1.07 billion. Advantage Bank and its affiliates offer community banking, mortgage banking, internet banking and title services from 30 offices in 23 communities in Ohio, Kentucky and West Virginia.



          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com